Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust

Heath R. Fear

EVP, Chief Financial Officer

(317) 577-5609

hfear@kiterealty.com

Kite Realty Group Trust Announces Quarterly Common Dividend and Annual Shareholder Meeting

Indianapolis, Ind., February 13, 2019 — Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today that its Board of Trustees declared a quarterly cash distribution of $0.3175 per common share for the quarter ended March 31, 2019. This distribution will be paid on or about March 29, 2019, to shareholders of record as of March 22, 2019.

The Company also announced today that it has scheduled its Annual Meeting of Shareholders to be held on Tuesday, May 14, 2019, at 9:00 a.m. Eastern Time.  Shareholders of record at the close of business on Monday, March 18, 2019, will be entitled to vote at the meeting.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. As of September 30, 2018, KRG owned interests in 115 operating and redevelopment properties totaling approximately 22.4 million square feet and one development project (0.5 million square feet) currently under construction. For more information, please visit kiterealty.com.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low or negative growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.